Exhibit 10.1


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of May 1, 2008, by and between INTERNATIONAL MONETARY ("Consultant"), a California corporation, and SMOKEY MARKET FOODS, INC. ("Company"), a public corporation (OTCBB: SMKY).

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained and the benefits that have and will inure to each of the parties hereto, the parties hereto do agree as follows:

         1. SERVICES. Subject to the terms and conditions of this Agreement, Consultant agrees to perform for Company the following services:

                  A. Identify underwriters, funds, institutional investors and other sources of capital for equity/debt financing;
                  B. Corporate planning, strategy and negotiations with potential strategic business partners/alliances/investors/M&A candidates and other general consulting needs as expressed by Company;
                  C.       Identify and coordinate investor relations services;
                  D. Identify and direct affiliates who specialize in the financial media and public relations to the investment community;
                  E. Identify Analysts and/or Registered Investment Advisors (RIA's) who have opt- in client/investor databases whom they provide research recommendations to;
                  F. Planning and organizing meetings and calls with strategic broker/dealers and individual brokers able to participate in "penny stocks";
                  G. Identify and direct opt-in email micro cap investor databases and have press releases, research, and other Company information distributed to them;
                  H. Identify, coordinate, and direct telemarketing rooms calling on stockbrokers and investors who may have an interest in participating in the Company's stock;
                  I. Guidance and assistance in other available alternatives to maximize shareholder value;

         Such services are hereinafter referred to as "Services." Company agrees that Consultant shall have ready access to Company's staff and resources as necessary to perform the Consultant's Services provided for by this Agreement. Company agrees that the cost of legal, accounting, investor relations and Director services are the responsibility of the Company and not of the Consultant. Consultant and its members, principles, employees and agents are not officers or directors of the Company. Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company's name or on behalf of Company in any manner.

         It is expressly understood and agreed by Company that, in reliance upon Company's representations, warranties and covenants contained herein, immediately upon execution and delivery of this Agreement by Company, Consultant is setting aside and allocating for the benefit of Company valuable resources (including, without limitation, capital and reservation of work schedules of employees) required to fulfill Consultant's obligations described in Item 1, above. In doing so, Consultant agrees to forebear from undertaking other opportunities and commitments (that would result in enrichment to Consultant) in order to be available to provide Company the services contemplated by this Agreement.

         2. PERIOD OF PERFORMANCE. The Company shall hire Consultant for a period of three (3) months commencing on the date hereof, unless earlier terminated pursuant to the terms of this Agreement, see Item 6, below. The Agreement may also be extended for additional time periods, upon agreement by both parties, and compensation will be based upon the Company's share price (if in Company shares) at that later date.

         3. EXCLUSIVITY, PERFORMANCE AND CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Company. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Company in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential

         4.     COMPENSATION FOR SERVICES.

     a) Initially, Company agrees to compensate Consultant for Services in the amount of four hundred thousand (400,000) common shares (the "Shares") due on the date hereof. The "restricted" Shares issued to the Consultant on the date hereof, shall have the status of "restricted" securities as the term is defined by Rule 144 under the Securities Act of 1933, as amended. Company agrees to provide legal opinion of counsel and clear certificates under rule 144 six (6) months from the effective date of this Agreement in accordance with the appropriate laws and rules and regulations of the Securities and Exchange Commission.

     b) In addition, upon the Consultant's introduction directly or indirectly to Company of one or more professional contacts who are underwriters, funds, accredited investors and other sources of capital ("Contact" or "Contacts"), who successfully arrange financing for all or a portion of Company's financing needs, the Company agrees to compensate Consultant in the amount of one hundred twenty thousand ($120,000) dollars for the continued IR/PR Services in item 1 above for a period of one (1) year from the date hereof. The additional compensation shall be paid in cash and/or restricted securities of Company at the discretion of

         Consultant. Consultant and Company acknowledge and agree that the form and substance of the financing shall be satisfactory to Company in its sole judgment, and that Consultant is acting only as a "finder" of Contacts. Consultant is not a registered broker-dealer under Section 15A of the U.S. Securities Exchange Act of 1934, or any similar state law, and cannot, and shall not be required hereunder, to engage in the offer or sale of securities for or on behalf of the Company. While Consultant has preexisting relationships and contacts with various accredited investors, registered underwriters and investment funds, Consultant's participation in any actual or proposed offer or sale of Company securities shall be limited to that of a "finder" for the Company. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company's securities shall be handled by the Company and one or more Contacts engaged by the Company for such purposes.

The Shares (above), when issued as directed by Consultant, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will not be subject to any liens or encumbrances. Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

         After careful review and extensive discussions and negotiations between Company and Consultant and their advisors, Company agrees that, when received by Consultant, the above-described consideration shall be nonrefundable regardless of the circumstances, whether foreseen or unforeseen upon execution and delivery of this Agreement. Company further acknowledges and agrees that said consideration is earned by Consultant: (1) upon Company's execution and delivery of the Agreement and prior to the provision of any service hereunder; (2) in part, by reason of Consultant's agreement to make its resources available to serve Company and as further described in the Preliminary Statement and elsewhere herein; and (3) regardless of whether Company seeks to terminate this Agreement prior to consultant's delivery of any services hereunder. If Company takes any action to terminate this Agreement or to recover any consideration paid or delivered by Company to Consultant other than by reason of Consultant's gross negligence or willful misconduct, Consultant shall be entitled to all available equitable remedies, consequential and incidental damages and reasonable attorneys' fees and costs incurred as a result thereof, regardless of whether suit is filed and regardless of whether Company or Consultant prevails in any such suit.

         5. EXPENSE REIMBURSEMENT: Consultant agrees that it will supply all instrumentalities, tools, implements, appliances, and other materials needed for the performance of Services and will bear all routine business and operational expenses incurred to perform such Services. The Company will reimburse Consultant for out-of-pocket expenses, so long as such expenses are pre-approved and documented, and incurred in performing the Services. The Company shall reimburse Consultant for the following reasonable travel expenses incurred by Consultant directly in the performance of Services for the Company: transportation expenses, including air fare, rental cars, gas, and taxi fare, hotel expenses, meals, and dry cleaning expenses for trips longer than three (3) days. Company shall pay the amounts due to Consultant upon receipt of an invoice, which shall be sent to Company by Consultant. Company shall pay the amount of such invoice to Consultant within ten (10) days from the date the invoice is received by Company.

         6. TERMINATION. For the duration of the Period of Performance, this Agreement may be terminated by either party, who may cancel this Agreement upon ten (10) days written notice in the event the other party violates any material provision of this Agreement and fails to cure such violation within ten (10) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation, including, without limitation, the obligation of Company to pay the nonrefundable consideration described in Item 4, above. Effective as of the date of cancellation, Consultant's right to receive compensation hereunder shall cease (except to the extent, as of the cancellation date, that the Company owes the Consultant consideration).

          7. REPRESENTATIONS, WARRANTS AND COVENANTS. The Company represents, warrants and covenants to the Consultant as follows:

              a. The Company has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Company and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Company's Board of Directors and no further authorization shall be necessary on the part of the Company for the performance and consummation by the Company of the transactions which are contemplated by this Agreement.
              b. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Company or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Company or cause an acceleration under any arrangement, agreement or other instrument to which the Company is a party or by which any of its assets are bound. The Company has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

         8. NOTICES. All notices, consents, changes of address and other communications required or permitted to be made under the terms of this Agreement shall be in writing and shall be (i) personally delivered by an agent of the relevant party, or (ii) transmitted by postage prepaid, certified or registered mail, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

                  TO COMPANY:               SMOKEY MARKET FOODS, INC.
                                            804 Estates Dr. Suite 100
                                            Aptos, CA 95003
                                            Fax:  866-567-0829
                                            Attention: Edward C. Feintech

                  TO CONSULTANT:            INTERNATIONAL MONETARY
                                            620 Newport Center Dr, #1100
                                            Newport Beach, CA, 92660
                                            Fax: 949-334-4601

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

         9. WAIVER OF BREACH. The waiver by any party of a breach by another party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the breaching party. No waiver shall be valid unless in writing and signed by the party sought to be bound.

         10. ASSIGNMENT. Consultant acknowledges that the services to be rendered by Consultant are unique and personal. Accordingly, Consultant may not assign any of Consultant's rights or delegate any of Consultant's duties or obligations under this Agreement, except to the extent amounts are payable to Consultant hereunder after Consultant's death, in which case those benefits may be assigned by will or the law of descent. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns.

         11. SEVERABILITY. In the event that any of these provisions shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. The parties in no way intend to include a provision that contravenes public policy. Therefore, if any provision of this Agreement is unlawful, against public policy, or otherwise declared void or unenforceable, such provision shall be deemed excluded from this Agreement, which shall in all other respects remain in effect.

         12. ENTIRE AGREEMENT, MODIFICATION OR AMENDMENT. The parties hereby agree that this Agreement contains the entire agreement and understanding by and between the parties with respect to the subject matter hereof, and no representations, promises, agreements, or understandings, written or oral, relating to the subject matter hereof not contained herein shall be of any force or effect. Consultant agrees that Consultant has actively participated in negotiating the provisions contained in this Agreement, that these provisions have been negotiated in good faith by all parties, and that the terms of this Agreement should not be construed against either the Company or Consultant. This Agreement may be amended only by written amendment signed by the parties.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. Rebut table proof of execution of this Agreement by any party may be made by presentation of a copy of this Agreement bearing a facsimile or photostatic copy of the signature of the party whose execution is sought to be proved, and such copies shall be as valid as the originals and as admissible as evidence of proof of the execution and terms and provisions hereof as the originals.

         14. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. ARBITRATION. Any and all disputes arising out of or relating to the interpretation, application, formation, or the termination of this Contract shall be subject to binding and final arbitration in Orange County, California, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision issued there from shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection all appeals of any judgment

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to California's rules of conflicts of law, and regardless of the place or places of its physical execution and performance.

         17. INDEPENDENT CONTRACTOR RELATIONSHIP. The parties hereto intend that an independent contractor-owner relationship will be created by this Agreement. Company is interested only in the result to be achieved, and the conduct and control of the Services will lie solely with Consultant. Consultant is not to be considered an agent or employee of Company for any purpose, and neither Consultant nor his employees are entitled to any of the benefits that Company may provide for its own employees. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee. It is understood that Company does not agree to use Consultant exclusively. It is further understood that Consultant is free to contract for similar or other services to be performed for other owners while under this Agreement with Company.

            18. PRELIMINARY STATEMENT. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

COMPANY                                      CONSULTANT

By:/s/ Edward Feintech                       By: /s/ Blaine Riley
   ---------------------------------             -------------------------------


Name: Edward C. Feintech                      Name: Blaine Riley


Title: President/CEO                         Title: Managing Director